                                                                    EXHIBIT 99.1

W. Phillip Marcum                             Philip Bourdillon/Gene Heller
Chairman and CEO                              Silverman Heller Associates
303-785-8080                                  310-208-2550

                          METRETEK TECHNOLOGIES REPORTS
                              THIRD-QUARTER RESULTS

DENVER - NOVEMBER 15, 2004 - For the three months ended September 30, 2004, METRETEK TECHNOLOGIES, INC. (OTCBB: MTEK) reported revenues of $9.5 million, income from continuing operations of $165,000, and a net loss of $3.7 million that includes a $3.9 million loss on discontinued operations pursuant to the Company's decision to dispose of the contract manufacturing business and related manufacturing assets of Metretek Contract Manufacturing, Inc. (MCM), a majority-owned subsidiary of the Company's Metretek, Incorporated (Metretek Florida) subsidiary.

In the comparable period a year ago, the Company reported revenues of $11.8 million, income from continuing operations of $689,000, and net income of $357,000, which includes a net loss from discontinued operations of $332,000.

For the nine months ended September 30, 2004, the Company reported revenues of $26.9 million, income from continuing operations of $852,000, and a net loss of $3.7 million, compared to revenues of $29.2 million, income from continuing operations of $1.1 million, and net income of $478,000 in the first nine months of 2003. The net loss of $3.7 million recorded in the nine months ended September 30, 2004 includes a net loss from discontinued operations of $4.5 million. Likewise, the net income of $478,000 recorded in the comparable period of 2003 included a loss from discontinued operations of $665,000.

After deductions for deemed distributions on the Company's Series B Preferred Stock, and allocation of undistributed earnings to Preferred Stock, in the amounts of $174,000 and $379,000 in the third quarters of 2004 and 2003, respectively, the Company reported a net loss attributable to common shareholders of $3.9 million, or $0.35 per share on 11,136,629 weighted average common shares outstanding, compared to a net loss attributable to common shareholders of $22,000, or $0.00 per share on 6,053,018 weighted average common shares outstanding, in the third quarter of 2003. Deemed distributions on the Company's Series B Preferred Stock, and allocation of undistributed earnings to Preferred Stock, for the nine months ended September 30, 2004 and 2003 were $1,117,000 and $822,000, respectively; net loss attributable to common shareholders was $4.8 million, or $0.54 per share on 8,830,444 weighted average common shares outstanding, for the nine months ended September 30, 2004, compared to a net loss attributable to common shareholders of $344,000, or $0.06 per share on 6,046,190 weighted average common shares outstanding, in the first nine months of 2003.

The increases in weighted average common shares outstanding for the three- and nine-month periods reflect principally the May 2004 private placement (the "PIPE") of approximately 3.5 million shares of common stock (with warrants to purchase approximately 700,000 shares of common stock) that generated net proceeds of approximately $9.8 million, as well as the concurrent conversion of 2,500 shares of Series B Preferred Stock, including accrued dividends, into approximately 1.2 million shares of common stock (and a like number of warrants). Included in the deemed distribution for the first nine months in 2004 is a non-cash inducement charge of $568,000 related to the estimated value of warrants and other consideration transferred to certain Preferred Stockholders who converted 2,750 shares of Series B Preferred Stock, including cumulative earned but unpaid dividends, in conjunction with the PIPE.

According to W. Phillip Marcum, president and CEO of the Company, "The most significant event during the third quarter was our decision to discontinue the MCM contract manufacturing operations. This decision will allow us to focus on core, profitable operations, and should substantially improve the outlook for 2005."

Marcum noted that due to the third-quarter loss on discontinued operations and the anticipated sale of MCM, expected to close no later than December 31, 2004, the Company is revising its guidance for 2004; the Company now expects to report revenues of approximately $36 million, income from continuing operations of approximately $900,000, and a loss attributable to common shareholders of approximately $5.0 million, or $0.52 per share on weighted average shares outstanding of 9.6 million.

The Company is reaffirming guidance for 2005, as announced in its October 3, 2004 press release. According to Marcum, 2005 revenues are expected to be in the range of $41 million to $42 million, with net income of approximately $3.0 million, or approximately $0.25 per share ($0.19 per share on fully diluted shares). "We do not expect to encounter any further significant charges in 2005 related to discontinued MCM operations," said Marcum. "Likewise, with the redemption of the preferred stock in December, we will have no additional deemed dividend expense in 2005."

Marcum acknowledged the complexities of recent corporate events, as well as the difficulty in understanding the performance and outlook for the Company's three major subsidiaries and its equity investment in the Marcum 1995-2 Trust, and he offered the following analysis of anticipated (estimated) performance in 2005 and 2004 versus actual performance in 2003 (amounts are in millions):

                                                     REVENUES          SEGMENT PROFIT (LOSS)
                                                     --------          ---------------------

SOUTHERN FLOW COMPANIES:            2005             $   12.9                   $2.0
                                    2004             $   12.6                   $1.8
                                    2003             $   11.8                   $1.6

POWERSECURE:                        2005             $   23.5                   $2.0
                                    2004             $   18.7                   $0.8
                                    2003             $   17.1                   $1.6

METRETEK, INCORPORATED:             2005             $    4.6                   $0.4
                                    2004             $    3.3                  $(0.2)
                                    2003             $    7.4                   $0.7

MARCUM 1995-2 TRUST:                2005             $    1.5                   $1.3
(Income from equity investment)     2004             $    1.4                   $1.1
                                    2003             $    0.6                   $0.3

"PowerSecure's segment profit estimate for 2004 has been reduced from our previous estimate that was issued in early September by approximately $700,000," said Marcum. "This revision relates principally to an increased level of general and administrative expenses and sales expenses. This reflects increased staffing to focus on additional sales efforts and the administration and technical management of a much higher volume of smaller projects. This also reflects a movement toward the completion of more shared-savings projects, under which PowerSecure installs and operates IDG(R) systems and receives as compensation a portion of the savings realized by the customers using the systems. We have successfully installed two shared-savings projects this year from which we expect to generate substantial recurring revenues in future years. Lastly, PowerSecure's reduction in projected segment profits also reflects the increase in lead times for major equipment components, which will likely prevent recognition of revenues and income on certain projects in 2004, and could slightly reduce margins on other projects in 2004. While many of our staffing increases have resulted in a negative impact on remaining 2004 operations, we believe that these changes are critical to the realization of 2005 projected performance."

Adjusted EBITDA:
----------------

For the nine months ended September 30, 2004, adjusted EBITDA was $1,839,000, compared to $1,904,000 for the nine months ended September 30, 2003, a $65,000 decrease. As computed by the Company, adjusted EBITDA is a non-GAAP financial measure (as such term is defined by the Securities and Exchange Commission) computed as income from continuing operations before interest and finance charges, income taxes, depreciation and amortization, and minority interest.

By eliminating certain expenses not necessarily indicative of the results of the Company's core operations, management believes that adjusted EBITDA offers a useful tool to measure and monitor the Company's operating performance, and provides meaningful information to investors in terms of enhancing their understanding of the Company's core operating performance and results. Adjusted EBITDA is also used by management to assist in planning and forecasting future operations. However, adjusted EBITDA as defined by the Company may not be directly comparable to similarly defined measures as reported by other companies. Adjusted EBITDA should be considered only as a supplement to, and not as a substitute for or in isolation from, other measures of financial performance and liquidity reported in accordance with generally accepted accounting principles ("GAAP"), such as net income.

Conference Call and Webcast:
----------------------------

At 10 a.m. MST (noon EST) today, November 15, 2004, the Company will hold a teleconference to discuss the financial results and future plans and prospects. To participate in the teleconference, please call (toll free) 800-291-8929 (or 706-634-0478 for international callers) approximately 10 minutes prior to the start time and indicate that you are dialing into the Metretek Technologies conference call.

This call is being Webcast and can be accessed live via the Internet at the Company's website, www.metretek.com; to access the call, click on the "Investor Info" button and then click on the icon for the "2004 third-quarter results teleconference." The Webcast player will open following completion of a brief registration process. The Webcast will also be available at www.FullDisclosure.com. To access the call, type in Metretek's stock symbol, MTEK, in the top right corner of the FullDisclosure home page to be taken to the Company's webcast page. These websites will host an archive of the teleconference. Additionally, a playback of the call will be available for 48 hours beginning at 5:30 p.m. MDT on November 15; you may access the playback by calling 800-642-1687 (or for international callers 706-645-9291) and providing Conference ID number 2151173.

About Metretek Technologies:
----------------------------

Metretek Technologies, Inc. through its subsidiaries -- Southern Flow Companies, Inc.; PowerSecure, Inc.; and Metretek, Incorporated (Metretek Florida) -- is a diversified provider of energy measurement products, services and data management systems to industrial and commercial users and suppliers of natural gas and electricity.

Safe-Harbor Statement:
----------------------

All forward-looking statements contained in this press release are made within the meaning of and under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements regarding the business prospects for the Company and its subsidiaries; the outlook for consolidated revenues and earnings in 2004 and 2005; the outlook for revenues and segment profits of the Company's subsidiaries in 2004 and 2005; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, such as statements about future earnings, revenues, and other future financial and non-financial items, performance or events; statements about proposed products, services, technologies or businesses; statements about raising additional capital; and statements of assumptions underlying any of the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the Company's ability to obtain sufficient capital and liquidity on favorable terms to meet its operating, working capital and debt service requirements and other capital commitments and contingencies and to fund the growth of its business; the effects of pending and future litigation, claims and disputes and the resolution thereof; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company; the markets for the products and services of Metretek Florida, and management's expectations of any strengthening thereof; the effects of competition in the Company's markets, including the introduction of competing products, services and technologies; customer and industry demand and preferences and purchasing patterns; the Company's ability to attract, retain and motivate key personnel; the ability of the Company to secure and maintain key contracts, relationships and alliances and to make successful acquisitions; changes in the energy industry generally and in the natural gas and electricity industries in particular; general economic, market and business conditions; the effects of international conflicts and terrorism; and other factors identified from time to time in the Company's reports and filings with the Securities and Exchange Commission, including but not limited to the Company's Form 10-K for the year ended December 31, 2003 and subsequently filed Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

                            (financial tables follow)

                           METRETEK TECHNOLOGIES, INC.
          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

                                                             Third Quarter Ended                         Nine Months Ended
                                                                 September 30,                             September 30,
                                                           2004                 2003                 2004                 2003  .
                                                       ------------         ------------         ------------         ------------
Total revenues                                         $  9,450,996         $ 11,804,409         $ 26,859,137         $ 29,193,096
Total costs and expenses                                  9,214,032           11,043,718           25,769,412           27,883,513
                                                       ------------         ------------         ------------         ------------
Operating income                                            236,964              760,691            1,089,725            1,309,583
Minority interest                                           (59,664)             (59,304)            (201,438)            (121,765)
Income taxes                                                (12,016)             (12,016)             (35,987)             (44,964)
                                                       ------------         ------------         ------------         ------------
Income from continuing operations                           165,284              689,371              852,300            1,142,854
Loss on discontinued operations                          (3,869,387)            (332,170)          (4,509,268)            (664,893)
                                                       ------------         ------------         ------------         ------------
Net income (loss)                                      $ (3,704,103)        $    357,201         $ (3,656,968)        $    477,961
                                                       ============         ============         ============         ============

NET INCOME (LOSS) PER COMMON SHARE,
    ATTRIBUTABLE TO COMMON SHAREHOLDERS,
    BASIC AND DILUTED:
      Income (loss) from continuing operations         $      (0.00)        $       0.05         $      (0.03)        $       0.05
      Loss from discontinued operations                       (0.35)               (0.05)               (0.51)               (0.11)
                                                       ------------         ------------         ------------         ------------
      Income (loss) per common share                   $      (0.35)        $      (0.00)        $      (0.54)        $      (0.06)
                                                       ============         ============         ============         ============

WEIGHTED AVERAGE COMMON
     SHARES OUTSTANDING, BASIC
     AND DILUTED                                         11,136,629            6,043,469            8,830,444            6,043,469
                                                       ============         ============         ============         ============


CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

                                                                September 30,        December 31,
                                                                      2004    .           2003    .
                                                                -------------        ------------
Total current assets                                             $ 19,713,914        $ 13,248,168
Property, plant and equipment, net                                  2,715,296           1,405,350
Total other assets                                                 11,588,537           8,673,023
                                                                 ------------        ------------

Total assets                                                     $ 34,017,747        $ 23,326,541
                                                                 ============        ============

Total current liabilities                                        $  9,708,947        $  7,284,539
Long-term notes payable and capital lease obligations               5,835,432           5,243,433
Liabilities of discontinued operations                              1,000,268               -
Minority interest in subsidiaries                                     376,643             207,280
Redeemable preferred stock-Series B                                 6,112,057           9,422,132
Total stockholders' equity                                         10,984,400           1,169,157
                                                                 ------------        ------------

Total liabilities and stockholders' equity                       $ 34,017,747        $ 23,326,541
                                                                 ============        ============

                 RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME

In accordance with Regulation G, set forth below is a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to net income (loss) applicable to common shareholders, its most directly comparable financial measure computed in accordance with GAAP.

                                                               Third Quarter Ended               Nine Months Ended
                                                                   September 30,                   September 30,
                                                              2004            2003            2004            2003
                                                         ------------     -----------     -----------     -----------
Income from continuing operations                        $    165,284     $   689,371     $   852,300     $ 1,142,854
Add back:
     Interest and finance charges                             175,742          61,713         343,693         210,513
     Income taxes                                              12,016          12,016          35,987          44,964
     Depreciation and amortization                            142,223         130,166         405,881         383,627
     Minority interest                                         59,664          59,304         201,438         121,765
                                                         ------------     -----------     -----------     -----------
Adjusted EBITDA                                          $    554,929     $   952,570     $ 1,839,299     $ 1,903,723
                                                         ============     ===========     ===========     ===========


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